UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2012

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Six Flags Entertainment Corporation (the “Company”) expects to receive the requisite lender vote to amend its existing bank credit facilities (“First Amendment”) to, among other things, (i) reduce the interest rate payable on the Tranche B Term Loans by 25 basis points, (ii) permit the Company to issue unsecured senior notes of up to $800 million with at least $250 million of the proceeds to be used to (a) prepay all of the approximately $72 million Tranche A Term Loans, and (b) prepay approximately $178 million of the Tranche B Term Loans. The remaining proceeds would be available for a combination of debt reduction, repurchases of the Company’s common stock, working capital and strategic initiatives as permitted by the amended credit facility.  In addition, the First Amendment (i) permits the Company to repurchase least an additional $350 million of its common stock over the course of 18 months from the proceeds of any unsecured senior notes; (ii) increases the general Restricted Payments basket from $30 million to $80 million; and (iii) reduces the minimum liquidity requirement with respect to certain permitted Restricted Payments to $75 million.  The First Amendment is anticipated to be effective on or about December 21, 2012.

The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and incorporated by reference herein.

Item 7.01.      Regulation FD.

The Company is seeking to raise $600 million by the end of 2012 through the issuance of senior unsecured notes (the “Notes”) via a private placement. The Company intends to use the proceeds from the offering to repay approximately $250 million of indebtedness under the existing bank credit facilities and use the balance for general corporate and working capital purposes, including to fund repurchases of the Company’s common stock and strategic initiatives the Company may undertake from time to time.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities.

The information in this Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01              Financial Statements and Exhibits.

(d)            Exhibits

10.1                        Form of First Amendment to Credit Agreement by and among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., the Subsidiary Guarantors listed on the signature pages thereto, Wells Fargo Bank, National Association, as administrative agent, and several lenders (without exhibits)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Lance C. Balk
	Name:	Lance C. Balk
	Title:	Executive Vice President and General Counsel

Date:  December 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of First Amendment to Credit Agreement by and among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., the Subsidiary Guarantors listed on the signature pages thereto, Wells Fargo Bank, National Association, as administrative agent, and several lenders (without exhibits)